Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

International Assets Holding Corporation:

We hereby consent to the incorporation by reference in the registration statement on Form S-3 of International Assets Holding Corporation of our report dated December 12, 2004, except as to Note 2, which is as of May 21, 2005, relating to the consolidated balance sheet of International Assets Holding Corporation and subsidiaries as of September 30, 2004 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, which report appears in the Annual Report on Form 10-KSB of International Assets Holding Corporation for the fiscal year ended September 30, 2005 and to the reference to our firm under the heading “Experts” in the prospectus.

As discussed in Note 2 to the Consolidated Financial Statements, the Consolidated Financial Statements for the year ended September 30, 2004 have been restated.

/s/ KPMG LLP
KPMG LLP
Tampa, Florida
October 12, 2006

Certified Public Accountants